UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHINA HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-5013347

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1233 Encino Drive, Pasadena, California	91108

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units	American Stock Exchange

Common Stock, $0.0001 par value	American Stock Exchange

Warrants	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable):
333-135705
Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
          The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-135705). This information is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.
*3.1	Amended and Restated Certificate of Incorporation

*3.2	Amended and Restated Bylaws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.5	Form of Warrant Agreement between American Stock Transfer Company and the Registrant
*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135705

SIGNATURE
          Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 24, 2007	CHINA HEALTHCARE ACQUISITION CORP.

By: /s/ Alwin Tan

Alwin Tan
Chief Executive Officer